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                                                              EXHIBIT (10)(viii)

                                 TEKTRONIX, INC.
                  2001 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN
                      AS AMENDED EFFECTIVE JANUARY 17, 2005

1. PURPOSE

      The purpose of this Non-Employee Directors Compensation Plan (the "Plan) is to enable Tektronix, Inc (the "Company") to attract and retain highly qualified directors. The Company considers it desirable that members of the board of directors, who represent shareholders, be shareholders of the Company. To supplement the personal efforts of the directors toward this end, the Plan is intended to increase the ownership interest of non-employee directors through awards of Common Shares of the Company. The Company intends to increase the community of interest of the shareholders at large and the Company's directors and to make share ownership a dynamic influence on the attitudes of the board.

2. ADMINISTRATION

      The Plan shall be administered by the Secretary of the Company or such other person designated by the chief executive officer of the Company (the "Administrator") who may delegate all or part of that authority and responsibility. The Administrator shall interpret the Plan, arrange for the purchase and delivery of shares, and otherwise assume general responsibility for administration of the Plan. Any decision by the Administrator shall be final and binding on all parties.

3. AWARDS

      3.1 Each non-employee director of the Company shall participate in the Plan as follows:

            (a) Directors in office at the time of the adoption of the Plan shall participate as of September 21, 2001. Directors elected or appointed after September 21, 2001 shall participate as of the first business day immediately following the date of the first annual meeting of the Company's shareholders held after the date the director was elected or appointed. Employee directors who cease to be employees of the Company but continue as directors shall become participants as of the first business day immediately following the date of the first annual meeting of the Company's shareholders held after the date the director ceased being an employee of the Company.

            (b) The first business day immediately following the date of each annual meeting of the Company's shareholders shall be the award date.

      3.2 As of the award date, a participant shall be awarded Common Shares of the Company as follows:

            (a) The number of Common Shares awarded shall be equal to $30,000 ($40,000 effective beginning with the award date in September 2005) divided by the purchase price per share of the Common Shares at the time of purchase as provided in paragraph 3.2(b).

            (b) On each award date, the Administrator shall deliver cash in the amount of $30,000 ($40,000 effective beginning with the award date in September
2005) for each director and applicable commissions to a broker (the "Broker"). Subject to paragraph 3.2(d) below, on

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the award date the Broker will effect a purchase of Common Shares in the open market at the then prevailing market price for the respective account of each director; provided that each purchase occurs on a day on which the New York Stock Exchange (the "NYSE") is open for trading and the Common Shares trade regular way on the NYSE.

            (c) Certificates in the names of the director participants for their respective Common Shares shall be delivered to the respective participants as promptly as practicable following the purchase of the shares pursuant to paragraph 3.2(b).

            (d) If a purchase cannot be executed as required by paragraph 3.2(b) as a result of (1) a suspension or material limitation in trading in securities generally on the NYSE, (2) a suspension or material limitation in trading in Company securities on the NYSE, (3) a general moratorium on commercial banking activities declared by either federal or New York or Oregon state authorities,
(4) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (5) a legal, regulatory or contractual restriction applicable to the Broker, the Broker will effect the purchase as promptly as practicable after the cessation or termination of the market disruption, applicable restriction or other event. In addition, the Administrator may delay any purchase required by paragraph 3.2(b) as a result of any such market disruption, applicable restriction, including securities laws restricting open market purchases by a corporation of its own shares, or other event; provided that any delayed purchase will be effected as promptly as practicable after the cessation or termination of the market disruption, applicable restriction or other event.

      3.3 Non-employee directors of the Company may receive stock option grants pursuant to the Company's stock option plans.

4. CHAIR AND MEETING FEES

      4.1 Each non-employee director of the Company shall be entitled to receive
(a) an annual fee of $5,000 for serving as the chair of any of the following committees of the board of directors: the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee, and effective January 17, 2005, the annual fee for the chair of the Audit Committee shall be increased to $10,000 (pro-rated for payment in September
2005), (b) a fee of $1,500 for each board meeting attended, and (c) a fee of $1,000 for each board committee meeting attended, provided that the board committee meeting is not held in conjunction with a board meeting (such fees collectively, the "Fees").

      4.2 On the first business day immediately following the date of each annual meeting of the Company's shareholders, each non-employee director of the Company shall be paid any Fees owed for the previous year ending on and including the date of such annual meeting.

      4.3 Each non-employee director of the Company may elect to receive Common Shares of the Company instead of cash payment for the Fees.

      4.4 The election to receive Common Shares instead of cash for the Fees shall be made by delivering a notice of election to the Company Secretary on or before the thirtieth day following the date of the annual meeting of the shareholders, and shall be effective as to all Fees earned for the next year, beginning on the day following the annual meeting of shareholders for the year in which the election is made, and ending on the next succeeding annual meeting. Once made, an election may be terminated by notice to the Secretary on or

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before the date of the next annual meeting of shareholders, effective as to all
Fees to be earned for the immediately following year beginning on the day following the next annual meeting.

      4.5 With respect to any election by a non-employee director of the Company to receive Common Shares of the Company instead of cash payment for the Fees, the Administrator shall deliver cash in the amount of the Fees for each director and applicable commissions to the Broker, and the Broker shall effect a purchase of Common Shares in accordance with paragraph 3.2(b) above.

      4.6 Purchased Common Shares shall be in the name of and distributed to each director.

5. RULE 10B5-1 PLAN

      The Company intends this Plan to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and this Plan will be interpreted to comply with the requirements of Rule 10b5-1(c).

6. AMENDMENT OR TERMINATION; MISCELLANEOUS

      6.1 The board of directors of the Company may amend or terminate the Plan at any time. No amendment or termination shall adversely affect any previous award.

      6.2 Subject to the rights of amendment and termination in paragraph 6.1 above, the Plan shall continue indefinitely and future awards will be made in accordance with paragraphs 3.2.

      6.3 Nothing in the Plan shall create any obligation on the part of the board of directors of the Company to nominate any director for reelection by the shareholders.

This Plan was adopted by the board of directors of the Company and became effective May 17, 2001. The board of directors of the Company amended the Plan effective January 17, 2005.

                                               TEKTRONIX, INC.

                                               By: /s/ RICHARD H. WILLS
                                                   -----------------------------
                                                   Richard H. Wills
                                                   Chairman of the Board